Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: December 4, 2020

The Walt Disney Company

By:	/s/ James Kapenstein
Name: James Kapenstein
Title: Associate General Counsel

TWDC Enterprises 18 Corp.

By:	/s/ James Kapenstein
Name: James Kapenstein
Title: Senior Vice President

Disney Enterprises, Inc.

By:	/s/ James Kapenstein
Name: James Kapenstein
Title: Vice President

TFCF Corporation

By:	/s/ James Kapenstein
Name: James Kapenstein
Title: Senior Vice President

TFCF America, Inc.

By:	/s/ James Kapenstein
Name: James Kapenstein
Title: President